UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): April 29, 2003

NEUBERGER BERMAN INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 001-15361

DELAWARE	06-1523639
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue

New York, NY 10158

(Address of principal executive offices)

(212) 476-9000

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

On April 29, 2003, Neuberger Berman Inc. (the “Corporation”), announced that its Board of Directors declared a cash dividend with respect to the first quarter 2003 in the amount of $0.075 per share. The dividend will be payable on May 21, 2003, to stockholders of record at the close of business on May 9, 2003.

A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.	Document

Additional Exhibits

99.1	Press release issued by the Corporation on April 29, 2003, with respect to the declaration of its first quarter 2003 cash dividend.

99.2	Press release issued by the Corporation on April 29, 2003, with respect to the Corporation’s results of operations for the first quarter ended March 31, 2003.

99.3	Unaudited Condensed Consolidated Statements of Income for the quarter ended March 31, 2003, and certain supplemental quarterly data with respect thereto.

ITEM 9.	REGULATION FD DISCLOSURE (Including Information Being Provided under Item 12)

On April 29, 2003, the Corporation announced its results of operations for the quarter ended March 31, 2003. A copy of the related press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in conjunction with the announcement of its results of operations, the Corporation distributed additional financial information, including unaudited Condensed Consolidated Statements of Income for the quarter ended March 31, 2003, and certain supplemental quarterly data with respect thereto, all of which are filed as Exhibit 99.3 hereto and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUBERGER BERMAN INC.
(Registrant)

Date: May 1, 2003	By:	/S/ MATTHEW S. STADLER
Matthew S. Stadler
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release issued by Neuberger Berman Inc. on April 29, 2003, with respect to the declaration of its first quarter 2003 cash dividend.

99.2	Press release issued by Neuberger Berman Inc. on April 29, 2003, reporting its results of operations for the first quarter ended March 31, 2003.

99.3	Unaudited Condensed Consolidated Statements of Income for the first quarter ended March 31,2003, and certain supplemental quarterly data with respect thereto.